HORMEL FOODS CORPORATION

                           ITEM 14 A (3) OF FORM 10-K

       EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                     YEAR ENDED
                                      ------------------------------------------
                                      OCTOBER 25,    OCTOBER 26,    OCTOBER 28,
                                          1997           1996           1995
                                      ------------   ------------   ------------

AS REPORTED:

Average Share Outstanding ..........    76,494,846     76,506,427     76,689,386

Income .............................  $109,492,000   $ 79,408,000   $120,436,000

Share Amount .......................  $       1.43   $       1.04   $       1.57
                                      ============   ============   ============
PRIMARY:

Average Share Outstanding ..........    76,494,846     76,506,427     76,689,386


Net effect of dilutive stock options
based on the treasury stock method
using average market price .........       381,865        178,166        297,276
                                      ------------   ------------   ------------
     Total Shares ..................    76,876,711     76,684,593     76,986,662

Net Income .........................  $109,492,000   $ 79,408,000   $120,436,000

Per Share Amount ...................  $       1.42   $       1.04   $       1.56
                                      ============   ============   ============

DILUTED:

Average Shares Outstanding .........    76,494,846     76,506,427     76,689,386

Net effect of dilutive stock
options based on the
treasury stock method using
the year-end market price if
higher than average price ..........       570,825        178,166        297,276
                                      ------------   ------------   ------------
     Total Shares ..................    77,065,671     76,684,593     76,986,662

Income .............................  $109,492,000   $ 79,408,000   $120,436,000

Share Amount .......................  $       1.42   $       1.04   $       1.56
                                      ============   ============   ============





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